Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

November 2, 2011

Iroquois Master Fund Ltd.
Iroquois Capital Opportunity Fund LP
c/o Iroquois Capital Management, L.L.C.
641 Lexington Avenue, 26th Floor
New York, New York 10022

Re: Securities Purchase Agreement, dated as of April 1, 2011 (the “Purchase Agreement”), by and among Converted Organics Inc. (the “Company”) and Iroquois Master Fund Ltd. (“Holder”) and Iroquois Capital Opportunity Fund LP

Dear Mr. Silverman:

Pursuant to the Purchase Agreement, the Company issued a certain secured convertible note in the original principal amount of $3,850,000 (the “Original Note”) to the Holder. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

A. Simultaneously with the execution and delivery of this letter agreement, the Company and the Holder shall exchange, pursuant to Section 3(a)(9) of the 1933 Act, the Original Note for the senior secured convertible note in the form attached hereto as Exhibit A (the “Exchange Note”). The Company expressly acknowledges and agrees that the Exchange Note does not extinguish the indebtedness evidenced by the Original Note and is not a novation, repayment or re-borrowing thereof but rather is given in exchange for, and in replacement and substitution of, the Original Note.

B. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to the Holder thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any of the other Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement constitutes a Transaction Document and that the Exchanged Note is a Note (as defined in the Transaction Documents) for all purposes of all Transaction Documents because it was issued in exchange for the Original Note.

C. The Company shall, on or before 8:30 a.m., New York time, on November 3, 2011, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act.

[signature page follows]

Sincerely,

Edward J. Gildea,

CEO

Agreed to and accepted:

Iroquois Master Fund Ltd.

By: Iroquois Capital Management, L.L.C.
Its: Investment Manager

By:
Name:
Title:

Accepted by (in its capacity as a party to the Purchase Agreement):

Iroquois Capital Opportunity Fund LP

By:
Name:
Title: